UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2018

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2018, Lantronix, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Amendment”). The Amendment amends the Company’s prior Loan and Security Agreement dated May 23, 2006 with Silicon Valley Bank. The effective date of the Amendment is September 30, 2018.

The Amendment provides, among other things, for:

(1)   a renewal of the Company’s $4.0 million revolving line of credit with an extended maturity date of September 30, 2020;

(2)   a modification of the revolving credit line borrowing based formula in the Loan Agreement to increase the borrowing limit related to foreign accounts receivable from 50% to 80%;

(3)   the release of Silicon Valley Bank’s security interest in the Company’s intellectual property; and

(4)   a fee of $20,000, of which $10,000 was payable upon execution of the Amendment and $10,000 is payable upon the first anniversary thereof.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Amended and Restated Loan and Security Agreement dated October 15, 2018 between Lantronix, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2018	LANTRONIX, INC.

By:	/s/ JEREMY WHITAKER
Jeremy Whitaker Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended and Restated Loan and Security Agreement dated October 15, 2018 between Lantronix, Inc. and Silicon Valley Bank

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